SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                11/06/98            6,000             8.9875
                                10/30/98           12,000             8.7816
                                10/09/98            2,000             7.0500
               THE GABELLI ASSET FUND
                                11/02/98           15,000             9.3000
                                11/02/98           30,000             8.5250
                                10/29/98            5,000             8.4875
                                 9/14/98            5,000             6.0188
               THE GABELLI CAPITAL ASSET FUND
                                10/30/98            5,000             8.7816
                                10/29/98            3,000             8.3000
                                 9/21/98            3,000-            7.1373
          GAMCO INVESTORS, INC.
                                11/05/98           10,000             8.9897
                                11/03/98            3,500             9.2500
                                11/02/98            6,500             9.1667
                                10/21/98            4,000             9.7656
                                10/14/98           10,000-            8.0625
                                 9/15/98            2,000-            5.9375
                                11/06/98            9,000             8.8056
                                11/05/98           36,800             8.9897
                                11/04/98           21,200             9.0772
                                11/03/98            2,000             9.2500
                                11/02/98            8,500             9.1667
                                10/29/98            2,000             8.2813
                                10/28/98           10,000             8.9313
                                10/26/98            2,000             9.7500
                                10/22/98            1,000-           10.1250
                                10/13/98           10,000-            8.0625
                                10/09/98            1,000             7.1250
                                10/09/98            5,000-            7.2563
                                10/06/98            4,500             6.9278
                                10/05/98            7,000             6.7500
                                10/05/98            2,000             6.5625
                                 9/14/98            5,000             6.0000
                                 9/09/98            5,000             5.8750






                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 9/08/98           10,000             5.9256
                                 9/08/98            5,000             5.8750







































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.








                                            SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-GEN CIGAR HLDG INC B

          GAMCO INVESTORS, INC.
                                 9/25/98            1,800-            6.8750
                                 9/16/98            2,666-            5.7633
                                 9/16/98            2,223-            5.5000
































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.